UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

SOFTECH, INC.

(Exact name of the Registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

59 Lowes Way, Suite 401, Lowell, MA 01851

(Address of principal executive offices and zip code)

Telephone (978) 513-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders.

SofTech, Inc. (the “Company”) held a Special Meeting of its shareholders on October 9, 2013 commencing at 10:00AM at its offices located at 59 Lowes Way, Lowell, MA 01851 to vote upon (i) a proposal to authorize the sale by the  Company of substantially all of the assets of the CADRA product line, including all intellectual property related to that technology but specifically excluding cash, billed accounts receivable and liabilities other than the deferred maintenance liability associated with CADRA customer maintenance contracts for support services (the “CADRA Sale”), pursuant to the Asset Purchase Agreement by and between the Company and Mentor Graphics Corporation, dated August 30, 2013 (the “CADRA Sale Proposal”), and (ii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the CADRA Sale Proposal (the “Proposal to Adjourn”).

Each proposal is described in more detail in the Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 30, 2013.  The results of the voting for each of the two proposals was as follows:

	For	Against	Abstain	Broker Non-Votes
CADRA Sale Proposal	670,994	2,591	37	0
Proposal to Adjourn	671,027	2,555	40	0

Item 2.02.

Results of Operations and Financial Condition.

On October 16, 2013, the Company issued a press release announcing its financial results for the quarter ended August 31, 2013. Pursuant to Item 2.02, a copy of the press release is hereby furnished to the SEC as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

99.1

Press Release issued October 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTECH, INC.

Date: October 16, 2013

By: /s/ Joseph P. Mullaney

Joseph P. Mullaney

President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release issued October 16, 2013

4